Exhibit 99.1

Press Release	Source: Ultra Clean Holdings, Inc.

Ultra Clean Announces Upward Revisions to its Q4 2011 Revenue and Earnings Estimate
Tuesday, January 11, 2012

HAYWARD, Calif., January 11, 2012 /PRNewswire/ -- Ultra Clean Holdings, Inc. (Nasdaq: UCTT), a leading developer and supplier of critical subsystems for the semiconductor capital equipment, flat panel, medical, energy and research industries, announced today its revenue estimate for the fourth quarter of 2011, representing an increase from its previously issued guidance for the fourth quarter of fiscal 2011.  The Company now expects revenue of approximately $85 million to $86 million, an increase from guidance of $75 million to $80 million issued on October 24, 2011.  The Company also announced that it expects its earnings per share will exceed the high end of its guidance of between $0.00 and $0.02 issued on October 24, 2011.

The Company expects to release its fourth quarter and full year’s operating results for 2011 and its revenue and earnings per share estimates for its first quarter of 2012 on February 13, 2012.

About Ultra Clean Holdings, Inc.

Ultra Clean Holdings, Inc. is a leading developer and supplier of critical subsystems for the semiconductor capital equipment, flat panel, medical, energy and research industries. Ultra Clean offers its customers an integrated outsourced solution for gas delivery systems and other subassemblies, improved design-to-delivery cycle times, component neutral design and manufacturing and component testing capabilities. Ultra Clean's customers are primarily original equipment manufacturers. Ultra Clean is headquartered in Hayward, California. Additional information is available at www.uct.com.

Safe Harbor Statement

The foregoing information contains, or may be deemed to contain, "forward-looking statements" (as defined in the US Private Securities Litigation Reform Act of 1995) which reflect our current views with respect to future events and financial performance. We use words such as "anticipates," "believes," "plan," "expects" "future,"' "intends," "may," "will," "should," "estimates," "predicts," "potential," "continue" and similar expressions to identify these forward-looking statements. Forward looking statements included in this press release include our expectations with respect to our fourth quarter of 2011 revenue and earnings per share. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, our actual results may differ materially from the results predicted or implied by these forward- looking statements. These risks, uncertainties and other factors include, among others, the fact that we and our independent registered public accounting firm have not completed the review of the fourth quarter of 2011 and actual results may vary materially as a result of that review, and the fact that adjustments to our expected results could occur as a result of our normal reporting process, the highly volatile nature of the industries we serve, our reliance on a small number of customers for a significant portion of our sales, and our ability to retain such customers, our exposure to risks associated with weakness in the global economy, our dependence on our suppliers, our ability to respond to demand shifts in the industries we serve, our ability to fund our capital requirements from our operations or other financing sources, our ability to manage risks associated with operating in foreign countries, our ability to manage our manufacturing and procurement process effectively, our ability to integrate efficiently the operations of acquired businesses, our ability to protect our design, engineering, manufacturing and testing know-how, competitive factors, our ability to keep pace with developments in the industries we serve and with technological innovation generally, our ability to prevent defects in our products, our ability to comply with the restrictive covenants under our debt agreements, third party claims that we are infringing intellectual property, our ability to retain and recruit key employees, our ability to prevent environmental contamination in our manufacturing facilities and damage due to natural disasters, and changes in tax rates or tax assets and liabilities.  Further information on these and other factors that could affect these forward-looking statements is included in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations'' in our annual report on Form 10-K for the year ended December 31, 2010 and our other periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and we undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact:
Ultra Clean Holdings, Inc.
Casey Eichler
CFO
510/576-4704